                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Advanced Deposition Technologies, Inc.
Taunton, Massachusetts


     We hereby consent to the incorporation by reference in the registration statements of Advanced Deposition Technologies, Inc. on Form S-8, dated
December 11, 1996 (SEC file No. 333-17653), on Form S-8, dated April 24, 1997 (SEC file No. 333-25801), and on Form S-3, dated May 9, 1996 (SEC file
No. 033-98400), of our report dated March 5, 1999, relating to the consolidated financial statements of Advanced Deposition Technologies, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.



                                   /s/ BDO Seidman, LLP


Boston, Massachusetts
April 15, 1999